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                             TUSCANY MINERALS, LTD.



Geoffrey  N.  Goodall                         November  18,  2002
1315  Arborlynn  Drive                        Via  Facsimile
North  Vancouver,  B.C.  V7J  2V6

Dear  Mr.  Goodall;

                             Re: Tuscany Minerals, Ltd. ("Tuscany") - Option Agreement dated December 8, 2000 as amended Between Tuscany and Geoffrey N. Goodall ("Goodall") (the "Option Agreement")

This letter confirms that the Option Agreement (relating to the Holy Cross property) is hereby terminated in accordance with Section 7(a) of the Option Agreement and Tuscany has no further interest in or obligations arising from the properties referred to in the Option Agreement. This letter also confirms Goodall has agreed to waive the provisions of Section 7 relating to leaving the property in good standing for a period of 6 months from the date of termination in consideration of Tuscany agreeing to terminate the Option Agreement prior to December 8, 2002.

Please  indicate  your  acceptance  in  the  space  set  out  below.

Yours truly,
Tuscany Minerals, Ltd.

Per: /s/ J. Stephen Barley

J. Stephen Barley, President

The  above  is  hereby  agreed  as  of  the  date  first  above  written.

/s/ Geoffrey N. Goodall
______________________
Geoffrey N. Goodall





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